                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


                       AMENDMENT TO APPLICATION OR REPORT
                  Filed pursuant to Section 12, 13 or 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934


                      P.A.M. TRANSPORTATION SERVICES, INC.
         --------------------------------------------------------------
               (Exact name of registrant as specified in charter)


                               AMENDMENT NO. ONE


         The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K (Event: January 11, 1999) filed January 22, 1999:

                  (List all such items, financial statements,
                      exhibits or other portions amended)


Item 7.  Financial Statements and Exhibits

         (a)  Financial Statements of Business Acquired:

         DECKER TRANSPORT CO., INC. AND VAN HOUTEN LTD.

                  Report of Independent Public Accountants
                  Combined Balance Sheet as of December 31, 1998
                  Combined Statement of Income for the Year ended December 31,
                       1998
                  Combined Statement of Retained Earnings for the Year ended
                    December 31, 1998
                  Combined Statement of Cash Flows for the Year ended December
                       31, 1998
                  Notes to Combined Financial Statements

         (b)  Pro Forma Financial Information:

         P.A.M. Transportation Services, Inc. Pro Forma Condensed Financial Information (Unaudited)

                  Introduction
                  Unaudited Pro Forma Combined Balance Sheet as of December 31,
                       1998
                  Notes to Unaudited Pro Forma Combined Balance Sheet
                  Unaudited Pro Forma Combined Statement of Income for the
                       Year ended December 31, 1998
                  Notes to Unaudited Pro Forma Statement of Income

         Consolidated Financial Statements of P.A.M. Transportation Services, Inc. and Subsidiaries

                  Report of Independent Public Accountants
                  Consolidated Balance Sheets as of December 31, 1998 and 1997 Consolidated Statements of Income for the Years ended
                       December 31, 1998, 1997 and 1996
                  Consolidated Statements of Shareholders' Equity for the Years
                       ended December 31, 1998, 1997 and 1996
                  Consolidated Statements of Cash Flows for the Years ended
                       December 31, 1998, 1997 and 1996
                  Notes to Consolidated Financial Statements

                               TABLE OF CONTENTS


                                                                                                              PAGE NO.
                                                                                                              --------
(A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

         DECKER TRANSPORT CO., INC. AND VAN HOUTEN LTD.

                  Report of Independent Public Accountants..........................................               5
                  Combined Balance Sheet as of December 31, 1998....................................               6
                  Combined Statement of Income for the Year ended December 31,
                       1998.........................................................................               7
                  Combined Statement of Retained Earnings for the Year ended
                       December 31, 1998............................................................               8
                  Combined Statement of Cash Flows for the Year ended
                       December 31, 1998............................................................               9
                  Notes to Combined Financial Statements............................................              10

(B)  PRO FORMA FINANCIAL INFORMATION:

         P.A.M. Transportation Services, Inc. Pro Forma Condensed Financial
         Information (Unaudited)

                  Introduction......................................................................              16
                  Unaudited Pro Forma Combined Balance Sheet as of December 31,
                       1998.........................................................................              17
                  Notes to Unaudited Pro Forma Combined Balance Sheet...............................              18
                  Unaudited Pro Forma Combined Statement of Income for the
                       Year ended December 31, 1998.................................................              19
                  Notes to Pro Forma Condensed Financial Information (Unaudited)....................              20

         Consolidated Financial Statements of P.A.M. Transportation Services, Inc.
         and Subsidiaries

                  Report of Independent Public Accountants..........................................             F-1
                  Consolidated Balance Sheets as of December 31, 1998 and 1997......................             F-2
                  Consolidated Statements of Income for the Years ended
                       December 31, 1998, 1997 and 1996.............................................             F-4
                  Consolidated Statements of Shareholders' Equity for the Years
                       ended December 31, 1998, 1997 and 1996.......................................             F-5
                  Consolidated Statements of Cash Flows for the Years ended
                       December 31, 1998, 1997 and 1996.............................................             F-6
                  Notes to Consolidated Financial Statements........................................             F-7

                 DECKER TRANSPORT CO., INC. AND VAN HOUTEN LTD.


                         COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholder of Decker Transport Co., Inc. and Van Houten Ltd.:

We have audited the accompanying combined balance sheet of Decker Transport Co., Inc. (an Ohio corporation) and Van Houten Ltd. (a New Jersey corporation) as of December 31, 1998, and the related combined statements of income, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Decker Transport Co., Inc. and Van Houten Ltd. as of December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                                 ARTHUR ANDERSEN LLP



Fayetteville, Arkansas
January 22, 1999

                 DECKER TRANSPORT CO., INC. AND VAN HOUTEN LTD.

                             COMBINED BALANCE SHEET

                               DECEMBER 31, 1998


                                          ASSETS

CURRENT ASSETS:
   Cash                                                                             $   482,837
   Accounts receivable, net of allowance for doubtful accounts of $51,782             5,633,900
   Net investment in direct financing and sales-type leases                             502,064
   Notes receivable                                                                     313,383
   Prepaid expenses                                                                     870,241
   Other current assets                                                                  37,101
                                                                                    -----------
         Total current assets                                                         7,839,526

PROPERTY AND EQUIPMENT, net of accumulated depreciation                              11,357,908

OTHER ASSETS:
   Net investment in direct financing and sales-type leases, less
     current portion                                                                    284,987
   Loans to stockholder and officer                                                     730,515
   Other                                                                                 44,748
                                                                                    -----------
         Total assets                                                               $20,257,684
                                                                                    ===========

                             LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Current portion of long-term debt                                                $ 3,706,616
   Accounts payable                                                                     563,676
   Accrued expenses                                                                   2,861,097
                                                                                    -----------
         Total current liabilities                                                    7,131,389
                                                                                    -----------

LONG-TERM DEBT, less current portion                                                  6,818,177
                                                                                    -----------

DRIVERS' SECURITY DEPOSITS                                                              127,538
                                                                                    -----------

STOCKHOLDER'S EQUITY:
     Common stock                                                                           600
     Paid-in capital                                                                      1,415
     Retained earnings                                                                6,178,565
                                                                                    -----------
         Total stockholder's equity                                                   6,180,580
                                                                                    -----------

Total liabilities and stockholder's equity                                          $20,257,684
                                                                                    ===========


                     The accompanying notes are an integral
                          part of this balance sheet.

                 DECKER TRANSPORT CO., INC. AND VAN HOUTEN LTD.

                          COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1998


OPERATING REVENUES                                                                  $48,452,178
                                                                                    -----------

OPERATING EXPENSES AND COSTS:
   Salaries, wages and benefits                                                      11,841,749
   Operating supplies and expenses                                                    8,035,089
   Rents and purchased transportation                                                20,434,759
   Depreciation                                                                       3,011,257
   Operating taxes and licenses                                                         704,817
   Insurance and claims                                                               2,075,695
   Communications and utilities                                                         698,376
   Other                                                                              1,044,416
   Gains on sale of equipment                                                          (283,887)
                                                                                    -----------
                                                                                     47,562,271
                                                                                    -----------

         Operating income                                                               889,907
                                                                                    -----------

OTHER (INCOME)/EXPENSE:
   Other income                                                                         (81,450)
   Interest expense                                                                     795,092
                                                                                    -----------
                                                                                        713,642
                                                                                    -----------

         Income before income taxes                                                     176,265

PROVISION FOR INCOME TAXES                                                               37,557
                                                                                    -----------

NET INCOME                                                                          $   138,708
                                                                                    ===========


                     The accompanying notes are an integral
                       part of this financial statement.

                 DECKER TRANSPORT CO., INC. AND VAN HOUTEN LTD.

                    COMBINED STATEMENT OF RETAINED EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1998



RETAINED EARNINGS, January 1, 1998                                                  $ 7,322,165

NET INCOME                                                                              138,708

DISTRIBUTIONS TO STOCKHOLDER                                                         (1,282,308)
                                                                                    -----------
RETAINED EARNINGS, December 31, 1998                                                $ 6,178,565
                                                                                    ===========


                     The accompanying notes are an integral
                       part of this financial statement.

                 DECKER TRANSPORT CO., INC. AND VAN HOUTEN LTD.

                        COMBINED STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998



CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                     $   138,708
     Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation                                                                 3,011,257
         Gains on sale of equipment                                                    (283,887)
         Net gain from sales-type leases                                               (220,813)
         Provision for doubtful accounts                                                  4,179
         Changes in assets and liabilities:
           Increase in accounts receivable                                           (1,000,062)
           Increase in notes receivable                                                (149,505)
           Decrease in prepaid expenses and other current assets                         73,992
           Decrease in other long-term assets                                           150,499
           Increase in accounts payable and accrued expenses                          1,114,522
           Increase in drivers' security deposits                                        33,288
                                                                                    -----------
              Net cash provided by operating activities                               2,872,178
                                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                                (3,282,606)
   Proceeds from sale of equipment                                                      502,136
   Lease payments received on direct financing and sales-type leases                    491,730
   Increase in long-term notes receivable, net                                          (19,782)
   Increase in loans to stockholder and officer, net                                    (51,621)
                                                                                    -----------
           Net cash used in investing activities                                     (2,360,143)
                                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings of long-term debt                                                       3,111,500
   Repayments of long-term debt                                                      (3,461,123)
   Distributions to stockholder                                                      (1,282,308)
                                                                                    -----------
           Net cash used in financing activities                                     (1,631,931)
                                                                                    -----------

           Net decrease in cash                                                      (1,119,896)

CASH, beginning of the period                                                         1,602,733
                                                                                    -----------

CASH, end of the period                                                             $   482,837
                                                                                    ===========


                     The accompanying notes are an integral
                       part of this financial statement.

                 DECKER TRANSPORT CO., INC. AND VAN HOUTEN LTD.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1998



1.  NATURE OF BUSINESS:

The principal activity of Decker Transport Co., Inc. (Decker) is as a contract and common transportation carrier throughout the United States and portions of Canada. The principal activity of Van Houten Ltd. (Van Houten) is the leasing of transportation equipment. Decker Transport Co., Inc. and Van Houten Ltd. (collectively, the Companies) shared common management, resources and ownership. On January 11, 1999, all of the Companies' assets, with the exception of certain related party notes receivable and loans, were sold to a subsidiary of P.A.M. Transportation Services, Inc. (P.A.M.), along with the assumption of substantially all of the Companies' liabilities.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF PRESENTATION

The combined financial statements include the accounts of Decker and Van Houten. All significant intercompany accounts and transactions have been eliminated.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from these estimates.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated on a straight-line basis over the following estimated useful lives of the respective assets:

                Asset Class                  Estimated Asset Life
         ------------------------            --------------------

         Revenue equipment                         5-7 years
         Service equipment                         3-7 years
         Furniture and equipment                   5-7 years

Maintenance and repairs are charged directly to expense as incurred; purchases of items which will benefit future periods are capitalized. When assets are disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is recorded.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Estimated uncollectible accounts are provided based on historical experience and management's evaluation of outstanding accounts receivable.

INCOME TAXES

The Companies have elected S-corporation status for federal and state income tax purposes. Therefore, the results of operations of the Companies are included in the stockholder's individual tax returns. Accordingly, no provisions for income taxes related to current operations have been made for the Companies in the accompanying financial statements, except for provisions required due to certain states in which the Companies operate that do not recognize S-corporation status for state income tax purposes.

PREPAID EXPENSES

Prepaid expenses include licenses, registrations and insurance which are amortized over the applicable period. Prepaid expenses also include tires and parts which are expensed when placed on revenue equipment. Tires purchased with revenue equipment are capitalized as a cost of the related equipment.

ACCRUED LIABILITIES

With respect to cargo loss and auto liability, Decker maintains the following insurance coverage and deductibles: The auto liability coverage is subject to a $25,000 deductible per occurrence while the cargo loss coverage has a $5,000 deductible. The auto liability policy covers incidents up to $5,000,000. Decker has an excess liability policy for an additional $5,000,000 in coverage. Cargo losses are limited to $500,000 per occurrence. Decker maintains collision coverage on leased vehicles. The policy has a $5,000 deductible. Decker also maintains an excess physical damage policy with a $100,000 deductible and a $3,000,000 limit on the entire fleet. Decker maintains a reserve for estimated losses for claims incurred. Decker maintains workers' compensation with coverage maintained for all claims up to $500,000. Decker has a reserve for estimated losses from previous policy periods which had a retroactive plan or a deductible of $100,000. Letters of credits are maintained in the amounts of $345,000 for the auto liability policy and $65,000 for the expired workers' compensation policy, which had a deductible of $100,000. A reserve has been established which management believes is adequate.

Decker is self-insured to the extent of specific stop-loss limits for its employees' health care claims. Insurance providers assist Decker in determining its estimated liabilities for these self-insured claims. Decker has an employee benefit plan to provide health care coverage for its employees. Due to a stop-loss insurance policy, benefits payable by Decker are limited to $50,000 per person during the policy year ending February 28, 1999, with an aggregate limit of $746,000 in claims.

REVENUE RECOGNITION POLICY

Decker recognizes revenue based upon pickup date and relative transit time in each reporting period with expenses recognized as incurred.

BUSINESS SEGMENT AND CONCENTRATIONS OF CREDIT RISKS

Decker operates in one business segment, motor carrier operations. Decker provides transportation services to customers throughout the United States and portions of Canada. Decker performs ongoing credit evaluations and generally does not require collateral. Decker maintains reserves for potential credit losses and such losses have been within management's expectations. At December 31, 1998, two customers accounted for approximately 27% and 13% of the trade accounts receivable balance. The same two customers accounted for approximately 24% and 15% of combined operating revenues for the year. Decker's largest customer is a lawn and garden equipment manufacturer. This customer also accounted for 69% of lease receivables.

3.  PROPERTY AND EQUIPMENT:

Property and equipment is summarized as follows:

         Revenue equipment                         $22,783,757
         Service equipment                             347,878
         Furniture and equipment                     1,784,927
                                                   -----------
                                                    24,916,562
         Less- accumulated depreciation             13,558,654
                                                   -----------

         Property and equipment, net               $11,357,908
                                                   ===========

4.  LONG-TERM DEBT:

The Companies finance a large portion of their revenue equipment and service equipment through banks and other lending institutions. The notes payable are due in varying monthly installments, including interest at variable rates ranging from 5.75% to 9%. The notes are secured by liens on certain revenue and service equipment.

         Equipment financings                      $10,524,793
         Less- current portion                       3,706,616
                                                   -----------
                                                   $ 6,818,177
                                                   ===========

Annual installments on notes payable for the next five years are as follows:

         1999                                                                   $ 3,706,616
         2000                                                                     2,326,145
         2001                                                                     1,946,745
         2002                                                                     1,340,954
         2003                                                                     1,109,148
         Thereafter                                                                  95,184
                                                                                -----------
                                                                                $10,524,793
                                                                                ===========

As of December 31, 1998, the Companies had various unused lines of credit available which were terminated subsequent to year-end in connection with the sale of substantially all assets of the Companies to P.A.M.

Subsequent to year-end, approximately $1,020,000 in debt was repaid by P.A.M. This amount is reflected in the current portion of long-term debt.

5.  SUPPLEMENTAL CASH FLOWS INFORMATION:

Cash paid for interest and income taxes is as follows:

         Interest                                                               $797,795
                                                                                ========

         Income taxes                                                           $ 16,930
                                                                                ========

Supplemental schedule of noncash investing and financing activities:

           Equipment purchased through a reduction in loans to stockholder
              and officer                                                       $ 37,955
                                                                                ========
           Increase in loans to stockholder and officer due to sale of
              equipment                                                         $ 38,141
                                                                                ========

6.  RELATED PARTY TRANSACTIONS:

Decker leases office and maintenance facilities, located in Riverdale, New Jersey, from a partnership in which the stockholder of Decker has an interest. The term of the lease expires December 31, 1999, and called for a monthly rental of $20,000. Subsequent to year-end, in connection with the sale of substantially all assets of the Corporation to P.A.M., the monthly rental was reduced to $15,000.

Decker leased terminal facilities, located in Willard, Ohio, owned by Decker's stockholder for a monthly rental of $10,000. Subsequent to year-end, the terminal facilities were purchased by P.A.M. and the monthly rentals ceased.

Decker has two notes receivables, totaling $177,836, from a partnership in which the stockholder of Decker has an interest.

The stockholder and a officer of Decker and Van Houten have received interest free advances from Decker and Van Houten. The advances are included in other assets as loans to stockholder and officer and are unsecured.

7.  OPERATING LEASES:

The Companies conduct their operations in leased facilities and lease certain revenue equipment under arrangements expiring on various dates through 2001. The future minimum rental commitments under operating leases are as follows:

         1999                                                                   $535,421
         2000                                                                    105,915
         2001                                                                     15,001

8.  DIRECT FINANCING AND SALES-TYPE LEASES:

Van Houten leases tractors and trailers under leases classified as direct financing and sales-type leases. The leases expire over the next three years. The following lists the components of the net investment in direct financing and sales-type leases as of December 31, 1998:

         Net minimum lease payments receivable                                  $854,363
         Estimated residual values of leased property (unguaranteed)              19,607
         Less- unearned income                                                    86,919
                                                                                --------
         Net investment in direct financing and sales-type leases                787,051
         Less- current portion                                                   502,064
                                                                                --------
         Net investment in direct financing and sales-type leases, long-term    $284,987
                                                                                ========

At December 31, 1998, minimum lease payments for the next three years are as follows:

         1999                                                                   $565,808
         2000                                                                    249,084
         2001                                                                     39,471
                                                                                --------
                                                                                $854,363
                                                                                ========

9.  OTHER LESSOR ARRANGEMENTS:

Certain tractors and trailers are leased by Van Houten under operating leases that expire over the next four years. At December 31, 1998, minimum lease payments receivable over the next four years are as follows:

         1999                                                                   $124,484
         2000                                                                    111,553
         2001                                                                     90,000
         2002                                                                     82,500

The following provides Van Houten's investment in property on operating leases in which it is lessor as of December 31, 1998:

         Trailers                                                               $1,367,823
         Less- accumulated depreciation                                            401,971
                                                                                ----------
                                                                                $  965,853
                                                                                ==========

10.  RETIREMENT PLAN:

Decker has a qualified salary reduction plan for essentially all full-time employees under which a participant is allowed to defer up to 15% of their compensation to the plan. Decker has made no contributions to the plan.

11.  COMMITMENTS AND CONTINGENCIES:

Decker maintains a credit insurance policy on its accounts receivable. The policy has claim limits for each covered customer with a limit of $1,200,000 for the largest customer. The aggregate coverage on this policy amounts to $1,500,000. The deductible is $30,000.

12.  COMMON STOCK:

Common stock consists of:

                                                                             December 31,
                                                                                 1998
                                                                             ------------
           Decker Transport Co., Inc., common stock, no par value; 750
              shares authorized; 10 shares issued and outstanding               $ 500

           Van Houten Ltd., common stock, $1 par value; 1,000 shares
              authorized; 100 shares issued and outstanding                       100
                                                                                -----
                                                                                $ 600
                                                                                =====

 P.A.M. TRANSPORTATION SERVICES, INC. PRO FORMA CONDENSED FINANCIAL INFORMATION
                                  (Unaudited)


The Unaudited Pro Forma Combined Condensed Balance Sheet at December 31, 1998 (the "Pro Forma Balance Sheet") and the Unaudited Pro Forma Combined Condensed Statement of Income for the year ended December 31, 1998 (the "Pro Forma Statement of Income" and, together with the Pro Forma Balance Sheet, the "Pro Forma Financial Statements") are presented using the purchase method of accounting to give effect to the Purchase and reflect the combination of consolidated historical financial data of P.A.M. Transportation Services, Inc., Decker Transport Co., Inc. and Van Houten Ltd.

The Pro Forma Balance Sheet and the Pro Forma Statement of Income are derived from the audited consolidated financial statements of P.A.M. Transportation Services, Inc. for the year ended December 31, 1998, which are included in this filing, and from the audited combined financial statements of Decker Transport Co., Inc. and Van Houten Ltd. for the year ended December 31, 1998, which are included in this filing. The Pro Forma Balance Sheet and the Pro Forma Statement of Income are presented as if the Purchase had occurred on January 1, 1998.

The pro forma adjustments reflected in the Pro Forma Financial Statements represent estimated values and amounts based on available information regarding Decker Transport Co., Inc.'s and Van Houten Ltd.'s assets and liabilities. The actual adjustments that will result from the Purchase will be based on further evaluations and may differ substantially from the adjustments presented herein. The Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the Purchase been consummated as of the dates indicated or of the results that may be obtained in the future.

The Pro Forma Financial Statements should be read in conjunction with the accompanying notes and the historical financial statements of P.A.M. Transportation Services, Inc., which are included in this filing, and the historical combined financial statements of Decker Transport Co., Inc. and Van Houten Ltd., which are included in this filing.

                      P.A.M. TRANSPORTATION SERVICES, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               DECEMBER 31, 1998
                                 (IN THOUSANDS)



                                          P.A.M.        DECKER TRANSPORT
                                      TRANSPORTATION      CO., INC. AND      PRO FORMA
                                       SERVICES, INC.    VAN HOUTEN LTD.    ADJUSTMENTS    COMBINED
                                       --------------   -----------------   -----------    --------

ASSETS
Current assets                             $ 31,722       $  7,840          $   (198)(3)   $ 39,364

Net property and equipment                   91,431         11,358             1,459 (1)    104,496
                                                                                 248(2)
Excess of cost over net assets
    acquired, net                             2,277             --             7,040 (2)      9,317
Other assets                                  1,041          1,060              (731)(3)      1,370
                                           --------       --------          --------       --------

       Total assets                        $126,471        $20,258          $  7,818       $154,547
                                           ========       ========          ========       ========

LIABILITIES AND
SHAREHOLDERS' EQUITY

Current liabilities:

Current portion of long-term
   debt                                    $ 13,362        $  3,707         $  9,999 (4)   $ 27,068

Other current liabilities                    13,672          3,424                --         17,096
                                           --------       --------          --------       --------
       Total current liabilities             27,034          7,131             9,999         44,164

Long-term debt, less current
   portion                                   44,816          6,818             4,000 (4)     55,634

Other long-term liabilities                  13,164            128                --         13,292

Shareholders' equity:

   Common stock                                  83              1                (1)(5)         83

   Additional paid-in capital                18,814              1                (1)(5)     18,814

   Retained earnings                         22,560          6,179            (6,179)(5)     22,560
                                           --------       --------          --------       --------
          Total shareholders'
          equity                             41,457          6,181            (6,181)        41,457
                                           --------       --------          --------       --------

          Total liabilities and
          shareholders' equity             $126,471        $20,258          $  7,818       $154,547
                                           ========       ========          ========       ========

                          NOTES TO UNAUDITED PRO FORMA

                             COMBINED BALANCE SHEET
                                 (in thousands)



(1) To increase the property and equipment of Decker and Van Houten to estimated fair market value.

(2) To record the remaining excess of cost over net assets acquired as follows:

         Purchase price paid:
            Cash paid and notes issued for all of Decker's and Van
            Houten's assets, with the exception of certain related party notes receivables and loans, along with the assumption of
            substantially all of Decker's and Van Houten's liabilities.
            Purchase price paid includes purchase of a terminal facility
            (not included in Decker's and Van Houten's net assets).
         Total purchase price..................................................................................$13,999

         Purchase price allocated:
            Book value of Decker's and Van Houten's net assets acquired - $5,252
            To increase Decker's and Van Houten's property and equipment to their fair value - $1,459
            Purchase of terminal facility (not included in Decker's and Van Houten's net assets) - $248
            Remaining amount of excess of cost over net assets acquired - $7,040
         Total purchase price..................................................................................$13,999

(3) To reflect certain notes and loans receivable not acquired in the Purchase.

(4) To reflect incremental additional debt required to finance the Purchase. P.A.M. may retire the incremental additional debt through cash flows generated from the combined operations or replace the incremental additional debt incurred to finance the Purchase with debt with different maturities.

(5) To eliminate Decker's and Van Houten's combined stockholder's equity balances.

                      P.A.M. TRANSPORTATION SERVICES, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                          YEAR ENDED DECEMBER 31, 1998
                     (in thousands, except per share data)



                                   P.A.M.            DECKER TRANSPORT
                                TRANSPORTATION        CO., INC.AND          PRO FORMA
                                 SERVICES, INC.       VAN HOUTEN LTD.       ADJUSTMENTS        COMBINED
                                ---------------      -----------------      -----------       ----------

OPERATING REVENUES                 $143,164             $48,452              $    --           $191,616

OPERATING EXPENSES
AND COSTS                           126,104              47,562                  266 (1)
                                                                                 282 (2)        174,214
                                   --------             -------              -------           --------

OPERATING INCOME                     17,060                 890                 (548)            17,402

OTHER INCOME (EXPENSE)
                                     (3,829)               (714)              (1,046)(3)         (5,589)
                                   --------             -------               ------           --------

INCOME BEFORE INCOME
TAXES                                13,231                 176               (1,594)            11,813

FEDERAL AND STATE                     5,158                  37                 (621)(4)          4,574
INCOME TAXES                       --------             -------               ------           --------


NET INCOME                         $  8,073             $   139               $ (973)          $  7,239
                                   ========             =======               ======           ========

EARNINGS PER COMMON
SHARE:
         Basic                     $    .97                                                    $    .87
                                   ========                                                    ========
         Diluted                   $    .96                                                    $    .86
                                   ========                                                    ========

AVERAGE COMMON
SHARES OUTSTANDING:
         Basic                        8,306                                                       8,306
                                   ========                                                    ========
         Diluted                      8,444                                                       8,444
                                   ========                                                    ========

                          NOTES TO UNAUDITED PRO FORMA

                              STATEMENT OF INCOME



(1) To increase depreciation expense for the amount of the purchase price allocated to property and equipment. Additional depreciation computed using the straight-line method over four years for tractors and seven years for trailers.

(2) To amortize the excess of cost over net assets acquired in the Purchase over 25 years.

(3) To reflect increased interest expense resulting from debt incurred (net of debt paid off) in connection with the Purchase based on an assumed interest rate of 7.47% which was P.A.M.'s interest rate at the end of the year on borrowings for general working capital purposes.

(4) To reflect the net tax benefit resulting from the additional depreciation expense, interest expense and the amortization of the excess of cost over net assets acquired at an effective rate of 39%.

                      P.A.M. TRANSPORTATION SERVICES, INC.
                                AND SUBSIDIARIES



                       CONSOLIDATED FINANCIAL STATEMENTS



                  Years ended December 31, 1998, 1997 and 1996

                 with Report of Independent Public Accountants

             P.A.M. Transportation Services, Inc. and Subsidiaries


                       Consolidated Financial Statements


                  Years ended December 31, 1998, 1997 and 1996




                                    CONTENTS

Report of Independent Public Accountants......................................................................  F-1

Audited Consolidated Financial Statements:

Consolidated Balance Sheets...................................................................................  F-2
Consolidated Statements of Income.............................................................................  F-4
Consolidated Statements of Shareholders' Equity...............................................................  F-5
Consolidated Statements of Cash Flows.........................................................................  F-6
Notes to Consolidated Financial Statements....................................................................  F-7

                    Report of Independent Public Accountants



To the Board of Directors and Shareholders of P.A.M. Transportation Services, Inc.


We have audited the accompanying consolidated balance sheets of P.A.M. Transportation Services, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of P.A.M. Transportation Services, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                        ARTHUR ANDERSEN LLP


Fayetteville, Arkansas
February 19, 1999

                      P.A.M. Transportation Services, Inc.

                           Consolidated Balance Sheets
                          (thousands, except par value)



                                                                 DECEMBER 31,
                                                            1998            1997
                                                         ---------       ---------
ASSETS (NOTE 1)
Current assets:
  Cash and cash equivalents                              $   5,963       $   6,401
  Accounts receivable (Note 1):
    Trade, net of allowance for doubtful accounts
     (1998--$579; 1997--$579)                               20,816          16,915
    Other                                                       63           1,703
  Equipment held for sale (Note 1)                             505           1,529
  Operating supplies and inventories                           458             449
  Prepaid expenses and deposits                              3,860           3,384
  Deferred income taxes (Note 4)                                19              61
  Income taxes refundable (Note 4)                              38             415
                                                         ---------       ---------
Total current assets                                        31,722          30,857

Property and equipment (Notes 1,3 and 8):
  Land                                                         959             959
  Structures and improvements                                2,667           2,654
  Revenue equipment                                        124,354          94,439
  Service vehicles                                           1,944           2,024
  Office furniture and equipment                             3,936           3,496
                                                         ---------       ---------
                                                           133,860         103,572
  Allowances for depreciation                              (42,429)        (37,382)
                                                         ---------       ---------
                                                            91,431          66,190
Other assets:
  Excess of cost over net assets acquired, net of
   accumulated amortization (1998--$849; 1997--$726)         2,277           2,400
  Non-competition agreements, net of accumulated
   amortization (1998--$1,549; 1997--$1,109)                   297             737
Other                                                          744             504
                                                         ---------       ---------
                                                             3,318           3,641
                                                         ---------       ---------
Total assets                                             $ 126,471       $ 100,688
                                                         =========       =========

                                                                     DECEMBER 31,
                                                               ----------------------
                                                                 1998          1997
                                                               --------      --------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                                       $  8,494      $  9,233
  Accrued expenses (Note 2)                                       5,178         4,835
  Current portion of long-term debt (Notes 3 and 8)              13,362        15,544
                                                               --------      --------
Total current liabilities                                        27,034        29,612

Long-term debt, less current portion (Notes 3 and 8)             44,816        28,226


Deferred income taxes (Note 4)                                   13,164         9,376

Non-competition agreements                                            _           312

Shareholders' equity (Note 5):
  Common stock, $.01 par value:
    Authorized shares--20,000,000
    Issued and outstanding shares: 1998--8,324,957;
     1997--8,275,157                                                 83            83
  Additional paid-in capital                                     18,814        18,592
  Retained earnings                                              22,560        14,487
                                                               --------      --------
Total shareholders' equity                                       41,457        33,162
                                                               --------      --------
Total liabilities and shareholders' equity                     $126,471      $100,688
                                                               ========      ========

See accompanying notes.

                      P.A.M. Transportation Services, Inc.

                        Consolidated Statements of Income
                       (thousands, except per share data)


                                                                     YEAR ENDED DECEMBER 31,
                                                              1998            1997           1996
                                                           ---------       ---------       --------
Operating revenues (Notes 1 and 7)                         $ 143,164       $ 127,211       $113,021
Operating expenses and costs:
   Salaries, wages and benefits                               65,169          57,662         52,444
   Operating supplies and expenses                            26,511          24,666         21,909
   Rents and purchased transportation                          1,082           1,655          1,824
   Depreciation and amortization                              14,003          12,995         11,999
   Operating taxes and licenses                                8,388           7,581          6,734
   Insurance and claims                                        6,069           5,571          5,004
   Communications and utilities                                1,583           1,001          1,090
   Other                                                       3,131           2,394          2,077
   Loss on sale or disposal of property and equipment            168              71            375
                                                           ---------       ---------       --------
                                                             126,104         113,596        103,456
                                                           ---------       ---------       --------
Operating income                                              17,060          13,615          9,565
Other income (expense):
   Interest expense                                           (3,830)         (3,423)        (4,137)
   Other                                                           1              --             31
                                                           ---------       ---------       --------
                                                              (3,829)         (3,423)       (4,106)
                                                           ---------       ---------       --------
Income before income taxes                                    13,231          10,192          5,459
Federal and state income taxes:
   Current                                                     1,323           1,120            259
   Deferred                                                    3,835           2,772          1,888
                                                           ---------       ---------       --------
                                                               5,158           3,892          2,147
                                                           ---------       ---------       --------
   Net income                                              $   8,073       $   6,300       $  3,312
                                                           =========       =========       ========
   Earnings per common share (Note 6):
      Basic                                                $     .97       $     .77       $    .66
                                                           =========       =========       ========
      Diluted                                              $     .96       $     .76       $    .44
                                                           =========       =========       ========
   Average common shares outstanding:
      Basic                                                    8,306           8,192          5,035
                                                           =========       =========       ========
      Diluted                                                  8,444           8,290          7,578
                                                           =========       =========       ========


See accompanying notes.

                      P.A.M. Transportation Services, Inc.

                 Consolidated Statements of Shareholders' Equity
                                   (thousands)




---------------------------------------------------------------------------------------------------------
                                                               ADDITIONAL
                                                 COMMON         PAID-IN         RETAINED
                                                  STOCK         CAPITAL         EARNINGS           TOTAL
---------------------------------------------------------------------------------------------------------
Balances at January 1, 1996                        $50          $13,307          $ 4,875          $18,232
  Net income                                        --               --            3,312            3,312
  Exercise of stock options--
      shares issued (Note 5)                        31            4,695               --            4,726
    Tax benefits of stock options
        (Note 5)                                    --               42               --               42
---------------------------------------------------------------------------------------------------------
  Balances at December 31, 1996                     81           18,044            8,187           26,312
     Net income                                     --               --            6,300            6,300
     Exercise of stock options--
     shares issued (Note 5)                          2              467               --              469
     Tax benefits of stock options
        (Note 5)                                    --               81               --               81
---------------------------------------------------------------------------------------------------------
  BALANCES AT DECEMBER 31, 1997                     83           18,592           14,487           33,162
     NET INCOME                                     --               --            8,073            8,073
     EXERCISE OF STOCK OPTIONS--
        SHARES ISSUED (NOTE 5)                      --              175               --              175
  TAX BENEFITS OF STOCK OPTIONS
       (NOTE 5)                                     --               47               --               47
---------------------------------------------------------------------------------------------------------
  BALANCES AT DECEMBER 31, 1998                    $83          $18,814          $22,560          $41,457
=========================================================================================================


See accompanying notes.

                      P.A.M. Transportation Services, Inc.

                      Consolidated Statements of Cash Flows

                                   (thousands)

                                                                       YEAR ENDED DECEMBER 31,
                                                                 1998            1997            1996
                                                              ---------       ---------       ---------
OPERATING ACTIVITIES
Net income                                                    $   8,073       $   6,300       $   3,312
Adjustments to reconcile net income to net cash provided
by operating activities:
    Depreciation and amortization                                14,003          12,995          11,999
    Non-competition agreement amortization                          440             440             408
    Provision for doubtful accounts                                  --              --             140
    Provision for deferred income taxes                           3,835           2,772           1,888
    Loss on sale or disposal of property and equipment              168              71             375
    Changes in operating assets and liabilities:
      Accounts receivable                                        (2,261)         (1,515)         (2,047)
      Prepaid expenses and other assets                            (724)           (318)            749
      Income taxes refundable                                       377            (415)             --
      Trade accounts payable                                       (739)          3,650          (2,934)
      Accrued expenses                                              343           1,018            (831)
                                                              ---------       ---------       ---------
Net cash provided by operating activities                        23,515          24,998          13,059

INVESTING ACTIVITIES
Purchases of property and equipment                             (46,119)        (16,736)        (19,921)
Proceeds from sale or disposal of property and equipment          7,846             195           2,020
Lease payments received on direct financing lease                    --              --           1,240
AFS acquisition                                                      --              --            (200)
                                                              ---------       ---------       ---------
Net cash used in investing activities                           (38,273)        (16,541)        (16,861)
                                                              ---------       ---------       ---------
FINANCING ACTIVITIES
Borrowings under line of credit                                 173,227         151,616         127,766
Repayments under line of credit                                (178,449)       (153,624)       (128,445)
Borrowings of long-term debt                                     43,785          12,784          17,527
Repayments of long-term debt                                    (24,017)        (18,792)        (19,093)
Payments under non-competition agreements                          (448)           (450)           (407)
Proceeds from exercise of stock options and warrants                175             388           4,724
Tax benefits of stock options                                        47              81              42
                                                              ---------       ---------       ---------
Net cash provided by (used in) financing activities              14,320          (7,997)          2,114
                                                              ---------       ---------       ---------
Net (decrease) increase in cash and cash equivalents               (438)            460          (1,688)
Cash and cash equivalents at beginning of year                    6,401           5,941           7,629
                                                              ---------       ---------       ---------
Cash and cash equivalents at end of year                      $   5,963       $   6,401       $   5,941
                                                              =========       =========       =========


See accompanying notes.

                      P.A.M. Transportation Services, Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 1998


1.  ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS AND CONSOLIDATION

P.A.M. Transportation Services, Inc. (the "Company"), through its subsidiaries, operates as a truckload motor carrier.

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Majority ownership of the Company is held by an affiliate of another transportation company, with whom the Company has certain business relationships. (See Note 7.)

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

TIRE PURCHASES

Tires purchased with revenue equipment are capitalized as a cost of the related equipment. Replacement tires are included in other current assets and are amortized over a 24-month period. Amounts paid for the recapping of tires are expensed when incurred.

EXCESS OF COST OVER NET ASSETS ACQUIRED

The excess of cost over net assets acquired, or goodwill, is being amortized on a straight-line basis over 25 years. The carrying value of goodwill will be reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, as determined based on undiscounted cash flows expected over the remaining amortization period, the Company's carrying value of the goodwill would be reduced by the estimated shortfall of cash flows. No reduction of goodwill was required in 1998, 1997, or 1996.

CLAIMS LIABILITIES

With respect to cargo loss, collision and auto liability, the Company maintains the following insurance coverage and deductibles: P.A.M. Transport, Inc., P.A.M. Dedicated Services, Inc., and Choctaw Express, Inc. are covered under the same insurance policy issued by St. Paul Insurance Company. The auto liability and collision coverages are subject to a $2,500 deductible per

                      P.A.M. Transportation Services, Inc.
             Notes to Consolidated Financial Statements (continued)


1.  ACCOUNTING POLICIES (continued)

occurrence while the cargo loss coverage has a $1,000 deductible. Allen Freight Services, Inc., is insured by Great West Insurance Company. The auto liability coverage is not subject to a deductible while the collision deductible for tractors and trailers are $2,500 and $500, respectively, per occurrence. The cargo loss coverage is subject to a deductible of $5,000 per occurrence. The Company maintains a reserve for estimated losses for claims incurred and maintains a reserve for claims incurred but not reported (based on the Company's historical experience). During 1998, the Company changed from being self-insured for workers' compensation coverage in Arkansas, Oklahoma, Mississippi and Florida with excess coverage maintained for claims exceeding $250,000, to being fully-insured through Virginia Surety Insurance Company for workers' compensation coverage in those states. The Company continues to be self-insured for workers' compensation coverage in Ohio with excess coverage maintained for claims exceeding $350,000. The Company has reserved for estimated losses to pay such claims as incurred as well as claims incurred but not reported. The Company has not experienced any adverse trends involving differences in claims experienced versus claims estimates for workers' compensation reserves. The Company contracts a third-party licensed associate of risk management and a certified Hazard Control Manager to develop its workers' compensation reserves using the Company's historical data of past injuries. Letters of credit in the amounts of $300,000, $200,000, $250,000, and $500,000 are held by a bank as security for workers' compensation claims in Arkansas, Oklahoma, Mississippi, and Florida, respectively, and two letters of credit in the amount of $150,000 each are held by a bank for auto liability claims.

REVENUE RECOGNITION POLICY

The Company recognizes revenue based upon relative transit time in each reporting period with expenses recognized as incurred.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. For financial reporting purposes, the cost of such property is depreciated principally by the straight-line method. For tax reporting purposes, accelerated depreciation or applicable cost recovery methods are used. Gains and losses are reflected in the year of disposal. The following is a table reflecting estimated ranges of asset lives by major class of depreciable assets:

                  Asset Class                   Estimated Asset Life
                  -----------                   --------------------
                  Tractors                             3-4 years
                  Trailers                             5-7 years
                  Service Vehicles                     3-5 years
                  Office Furniture                     3-7 years
                  Buildings                            5-30 years

                      P.A.M. Transportation Services, Inc.
             Notes to Consolidated Financial Statements (continued)


1.  ACCOUNTING POLICIES (continued)

EQUIPMENT HELD FOR SALE

Equipment held for sale consists of revenue equipment no longer in service that is expected to be sold within the next year. This equipment is recorded at its estimated net realizable value.

INCOME TAXES

The Company applies the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). SFAS No. 109 requires recognition of deferred tax liabilities and assets for expected future consequences of events that have been included in a company's financial statements or tax return. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and the tax basis of assets and liabilities using enacted tax rates.

BUSINESS SEGMENT AND CONCENTRATIONS OF CREDIT RISK

The Company operates in one business segment, motor carrier operations. The Company provides transportation services to customers throughout the United States and portions of Canada and Mexico. The Company performs ongoing credit evaluations and generally does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

In 1998, 1997 and 1996, one customer accounted for 35%, 25% and 22% of revenues, respectively. A second customer accounted for 12% of revenues in 1998, 1997 and 1996. The Company's largest customer is an automobile manufacturer. The Company also provides transportation services to other manufacturers who are suppliers for automobile manufacturers including the Company's largest customer. As a result, concentration of the Company's business within the automobile industry is greater than the concentration in a single customer. Of the Company's revenues for 1998, 1997 and 1996, 53%, 41% and 37%, respectively, were derived from transportation services provided to the automobile manufacturing industry.

COMPENSATION TO EMPLOYEES

Stock based compensation to employees is accounted for based on the intrinsic value method under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees.

RECENT ACCOUNTING PRONOUNCEMENTS

The Company adopted the provisions of Statement of Financial Accounting Standards No. 129, Disclosures of Information about Capital Structure, ("SFAS No. 129") effective for the year ended December 31, 1997. This Statement consolidates existing pronouncements on required disclosures about a company's capital structure including a brief discussion of rights and privileges for securities outstanding. The adoption of this Statement had no material effect on the Company's consolidated financial statements.

                      P.A.M. Transportation Services, Inc.
             Notes to Consolidated Financial Statements (continued)


1.  ACCOUNTING POLICIES (continued)

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, ("SFAS No. 130"). This Statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. The adoption of this Statement had no material effect on the Company's consolidated financial statements.

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, ("SFAS No. 131"). This Statement established standards for reporting information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. SFAS No. 131 is effective for financial statement periods beginning after December 15, 1997. The adoption of this Statement had no material effect on the Company's consolidated financial statements.

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement. Companies must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999; however, companies may implement the statement as of the beginning of any fiscal quarter beginning on or after June 16, 1998.

SFAS No. 133 cannot be applied retroactively and must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid contracts that were issued, acquired, or substantively modified after December 31, 1997 (and, at the company's election, before January 1, 1998). The Company has not yet quantified the impact of adopting SFAS No. 133 on its financial statements and has not determined the timing of or method of the adoption of SFAS No. 133. However, as of December 31, 1998, the Company had no outstanding derivative instruments.

RECLASSIFICATIONS

Certain reclassifications have been made to prior years' consolidated financial statements to conform to the current year presentation.

                      P.A.M. Transportation Services, Inc.
             Notes to Consolidated Financial Statements (continued)


1.  ACCOUNTING POLICIES (continued)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  ACCRUED EXPENSES

                                                                           DECEMBER 31,
                                                                       1998         1997
                                                                    -------      -------
                                                                         (thousands)
Payroll                                                             $ 1,382      $ 1,818
Taxes                                                                 1,094          702
Interest                                                                163          175
Driver escrows                                                          681          307
Insurance                                                               461          328
Current portion of non-competition agreements                           312          448
Self-insurance claims reserves                                        1,085        1,057
                                                                    -------      -------
                                                                    $ 5,178      $ 4,835
                                                                    =======      =======

3. LONG-TERM DEBT


Long-term debt consists of the following:

                                                                         DECEMBER 31,
                                                                       1998         1997
                                                                    -------      -------
                                                                        (thousands)
Equipment financings(1)                                             $55,655      $35,733
   Line of credit with a bank, with interest at the LIBOR rate plus 1.50% or 1.85% due May 31, 2000 and
   collateralized by accounts receivable (2)                             --        5,222
Note payable(3)                                                         308          364
Capitalized lease obligations(4)                                      1,269        2,451
Insurance financings(5)                                                 946           --
                                                                    -------      -------
                                                                     58,178       43,770
Less current maturities                                              13,362       15,544
                                                                    -------      -------
                                                                    $44,816      $28,226
                                                                    =======      =======

(1) Equipment financings consist of installment obligations for revenue and service equipment purchases, payable in various monthly installments through 2004, at a weighted average interest rate of 7.68% and collateralized by equipment with a net book value of approximately $59.5 million at December 31, 1998.

(2) The line of credit agreement with a bank provides for maximum borrowings of $15.0 million and contains restrictive covenants which requires the Company to maintain, on a consolidated

                      P.A.M. Transportation Services, Inc.
             Notes to Consolidated Financial Statements (continued)

         basis, a net worth of $12.5 million and a debt service coverage ratio of not less than 1.0 to 1.0. The interest rate varies based on the use of the funds. Equipment financed using the line of credit is at an interest rate of LIBOR as of the first day of the month plus 1.50% (7.12% at December 31, 1998). Withdrawals for general working capital is at an interest rate of LIBOR as of the first day of the month plus 1.85% (7.47% at December 31, 1998). The line of credit agreement also includes restrictions on dividend payments and certain corporate acts such as mergers and consolidations.

(3) 8% real estate note to the former majority shareholder, payable in monthly installments through March 2003.

(4) Capitalized lease obligations to a financial service organization for revenue equipment are payable in various monthly installments through December 1999 at rates ranging from 8.15% to 8.86%, collateralized by equipment with a net book value of approximately $2.3 million, as of December 31, 1998 (See Note 8).

(5) Insurance financings consist of a premium finance agreement with an insurance premium funding company, payable in monthly installments through 2001 at an interest rate of 6%.

Scheduled annual maturities on long-term debt outstanding, excluding capital lease obligations (see Note 8), at December 31, 1998 are:

                                               (thousands)
1999                                             $12,093
2000                                              15,879
2001                                              13,322
2002                                              14,120
2003                                               1,451
Thereafter                                            44
                                                 -------
                                                 $56,909
                                                 =======

Interest payments of approximately $3.8 million, $3.5 million, and $4.0 million were made during 1998, 1997 and 1996, respectively.

4. INCOME TAXES

Under SFAS No. 109, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                      P.A.M. Transportation Services, Inc.
             Notes to Consolidated Financial Statements (continued)


4. INCOME TAXES (continued)

Significant components of the Company's deferred tax liabilities and assets are as follows:


                                                              DECEMBER 31,
                                                           1998         1997
                                                          --------------------
                                                              (thousands)
   Deferred tax
   liabilities:

     Property and equipment                               $19,619      $14,677
     Prepaid expenses                                       1,275          982
                                                          -------      -------
   Total deferred tax liabilities                          20,894       15,659

   Deferred tax assets:
     Net operating loss carryovers                            792          869
     Alternative minimum tax credit                         4,106        3,037
     Investment credit carryovers                           1,096        1,096
     Allowance for doubtful accounts                          220          220
     Vacation reserves                                        277          220
     Self-insurance reserves                                  560          454
     Non-competition agreement                                422          300
     Revenue recognition                                      276          148
                                                          -------      -------
   Total deferred tax assets                                7,749        6,344
                                                          -------      -------
   Net deferred tax liabilities                           $13,145      $ 9,315
                                                          =======      =======


The reconciliation between the effective income tax rate and the statutory Federal income tax rate is presented in the following table:

                                                                YEAR ENDED DECEMBER 31,
                                                           1998           1997           1996
                                                          -------        -------        -------
                                                                       (thousands)
Income tax at the statutory Federal rate of 34%           $ 4,499        $ 3,465        $ 1,856
Nondeductible expenses                                         60             63            108
State income taxes                                            (85)           (85)          (118)
Other                                                        (329)          (412)           (46)
                                                          -------        -------        -------
Federal income taxes                                        4,145          3,031          1,800
State income taxes                                          1,013            861            347
                                                          -------        -------        -------
Total income taxes                                        $ 5,158        $ 3,892        $ 2,147
                                                          -------        -------        -------
Effective tax rate                                           39.0%          38.2%          39.3%
                                                          =======        =======        =======

                      P.A.M. Transportation Services, Inc.
             Notes to Consolidated Financial Statements (continued)


4. INCOME TAXES (continued)

The current income tax provision consists of the following:


                                            1998        1997      1996
                                           ------      ------      ----
                                                   (thousands)
     Federal                               $1,073      $  870      $179
     State                                    250         250        80
                                           ------      ------      ----
                                           $1,323      $1,120      $259
                                           ======      ======      ====

As of December 31, 1998, the Company has Federal net operating loss and investment tax credit carryovers of approximately $2.1 million and $1.1 million, respectively. The net operating loss carryovers begin to expire in 2003, and the investment credit carryovers begin to expire in 1999. The current taxes provided in 1998, 1997 and 1996 result from alternative minimum taxable income. The Company has alternative minimum tax credits of approximately $4.1 million at December 31, 1998, which carryover indefinitely.

Income taxes paid totaled approximately $1,200,000, $1,300,000 and $400,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

5. SHAREHOLDERS' EQUITY

The Company maintains an incentive stock option plan, a nonqualified stock option plan, and an employee stock option plan for the issuance of options to directors, officers, key employees and others. During 1998, the incentive stock option plan was amended to include an additional 400,000 shares available for future granting. The option price under these plans is the fair market value of the stock at the date the options were granted, ranging from $2.38 to $10.63 as of December 31, 1998. At December 31, 1998, approximately 700,000 shares were available for granting future options.

Outstanding incentive stock options and employee stock options at December 31, 1998, must be exercised within six years from the date of grant and vest in increments of 20% each year. Outstanding nonqualified stock options at December 31, 1998, must be exercised within five to six years and certain nonqualified options may not be exercised within one year of the date of grant.

                      P.A.M. Transportation Services, Inc.
             Notes to Consolidated Financial Statements (continued)


5. SHAREHOLDERS' EQUITY (continued)

Transactions in stock options under these plans are summarized as follows:


                                                 SHARES
                                                 UNDER
                                                 OPTION         PRICE RANGE
                                                ---------      -------------
Outstanding at January 1, 1996                   532,100        $2.38-$6.75
     Granted                                      10,000        $6.50-$7.38
     Exercised                                   (36,600)       $2.38-$6.00
     Canceled                                    (13,900)       $2.38-$6.75
                                                ---------      -------------
Outstanding at December 31, 1996                 491,600        $2.38-$7.38
     Granted                                       3,000        $6.00
     Exercised                                  (146,350)       $2.38-$6.00
     Canceled                                       (400)       $2.38-$6.75
                                                ---------      -------------
Outstanding at December 31, 1997                 347,850        $2.38-$7.38
     Granted                                       3,000        $10.63
     Exercised                                   (49,800)       $2.38-$5.75
                                                ---------      -------------
Outstanding at December 31, 1998                 301,050        $2.38-$10.63
                                                =========      =============

Options exercisable at December 31, 1998         260,050
                                                =========




The following is a summary of stock options outstanding as of December 31, 1998:


                                           WEIGHTED
                         OPTION            AVERAGE
      OPTIONS            EXERCISE          REMAINING            OPTIONS
    OUTSTANDING           PRICE              YEARS            EXERCISABLE
    -----------          --------          ---------          -----------
       48,050              $2.38                 .2              48,050
       10,000              $4.38                1.7              10,000
      200,000              $5.75                2.7             166,000
        5,000              $6.00                3.0               5,000
       25,000              $6.32                2.5              20,000
        5,000              $6.50                3.4               3,000
        2,000              $6.75                2.2               2,000
        3,000              $7.38                3.2               3,000
        3,000             $10.63                5.2               3,000
      -------                                                   -------
      301,050                                                   260,050
      =======                                                   =======

                      P.A.M. Transportation Services, Inc.
             Notes to Consolidated Financial Statements (continued)


5. SHAREHOLDERS' EQUITY (continued)

The Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's stock option plans been determined consistent with the provisions of SFAS No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:



                                                 1998               1997
                                               --------           ---------
                                                       (thousands)
Net income:
   As reported                                 $  8,073           $  6,300
   Pro forma                                   $  7,941           $  6,178

Earnings per share as reported:
   Basic                                           $.97               $.77
   Diluted                                         $.96               $.76
Pro forma earnings per share:
   Basic                                           $.96               $.75
   Diluted                                         $.94               $.75


The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend yield of 0%; expected volatility of 65.15% to 76.64%; risk-free interest rate of 5.73% to 7.02%; and expected lives of five years.

The majority shareholder exercised stock warrants to purchase an aggregate of 3,092,000 shares of the Company's common stock at $1.50 per warrant on December 30, 1996.

6. EARNINGS PER SHARE

In February 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share ("SFAS No. 128"), establishing new standards for computing and presenting earnings per share. The provisions of SFAS No. 128 are effective for financial statements issued for periods ending after December 15, 1997. The Company has adopted SFAS No. 128 effective December 31, 1997, and all earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the SFAS No. 128 requirements. Basic earnings per common share were computed by dividing the income by the weighted average number of shares outstanding during the period. Diluted earnings per share were calculated as follows:

                      P.A.M. Transportation Services, Inc.
             Notes to Consolidated Financial Statements (continued)

6. EARNINGS PER SHARE (continued)


                                                           1998          1997          1996
                                                         -------       -------       -------
                                                          (thousands, except per share data)

     Actual net income (A)                               $ 8,073       $ 6,300       $ 3,312
                                                         =======       =======       =======
     Assumed exercise of options and warrants                317           348         3,545
     Application of assumed proceeds ($1,606,
        $1,972 and $5,035, respectively)
        toward repurchase of stock at an average
        market price of $8.958, $7.888 and
        $5.025 per share, respectively                      (179)         (250)       (1,002)
                                                         -------       -------       -------
     Net additional shares issuable                          138            98         2,543
                                                         =======       =======       =======

     Adjustment of shares outstanding:
       Weighted average common shares outstanding          8,306         8,192         5,035
       Net additional shares issuable                        138            98         2,543
                                                         -------       -------       -------
       Adjusted shares outstanding (B)                     8,444         8,290         7,578
                                                         =======       =======       =======

     Net income per common share (A) divided by (B)      $   .96       $   .76       $   .44
                                                         =======       =======       =======


7. RELATED PARTY TRANSACTIONS

The Company provides motor carrier services to an affiliate of its majority shareholder. Revenues from these transactions totaled approximately $.5 million, $1.9 million and $.4 million for 1998, 1997, and 1996, respectively.

Payments made by the Company to an affiliate of the majority shareholder for the reimbursement of operating and other expenses paid on behalf of the Company and debt repayments made on notes payable to the affiliate totaled approximately $1.1 million, $.9 million and $6.4 million in 1998, 1997, and 1996, respectively.

Trade accounts payable at December 31, 1998, includes a payable to an affiliate of the majority shareholder of $477,170.

8. LEASES AND COMMITMENTS

The Company leases certain revenue equipment under capital leases.

                      P.A.M. Transportation Services, Inc.
             Notes to Consolidated Financial Statements (continued)



The future minimum payments under these leases (see Note 3) at December 31, 1998, consisted of the following:

                                                      (thousands)

1999                                                    $1,342

                                                        ------
Total minimum lease payments                             1,342
Amounts representing interest                               73
                                                        ------
Present value of minimum lease payments                 $1,269
                                                        ======


Assets held under capitalized leases are included in property, plant and equipment as of December 31, 1998, as follows:

                                                     (thousands)
Revenue equipment                                       $5,238
Accumulated amortization                                (2,977)
                                                        ------
                                                        $2,261
                                                        ======

No capital lease obligations were entered into during 1998 or 1997. Lease amortization is included in depreciation expense.

9. PROFIT SHARING PLAN

P.A.M. Transport, Inc., a subsidiary of the Company, sponsors a profit sharing plan for the benefit of all eligible employees. The plan qualifies under Section 401(k) of the Internal Revenue Code thereby allowing eligible employees to make tax deductible contributions to the plan. The plan provides for employer matching contributions of 50% of each participant's voluntary contribution up to 3% of the participant's compensation.

Allen Freight Services, Inc. (AFS), a subsidiary of the Company, sponsored a profit sharing plan for the benefit of all eligible employees. The AFS profit sharing plan was merged into the P.A.M.
Transport, Inc. profit sharing plan effective December 31, 1997.

Total contributions to the above plans totaled approximately $133,000, $92,000 and $100,000 in 1998, 1997 and 1996, respectively.

                      P.A.M. Transportation Services, Inc.
             Notes to Consolidated Financial Statements (continued)


10. LITIGATION

The Company is not a party to any pending legal proceedings which management believes to be material to the financial position or results of operations of the Company. The Company maintains liability insurance against risks arising out of the normal course of its business.

11. SUBSEQUENT EVENT

On January 11, 1999, the Company acquired substantially all of the assets and assumed certain liabilities of a truckload carrier located in New Jersey. The Company acquired assets, which consisted primarily of revenue equipment and trade accounts receivable, totaling approximately $21.0 million and assumed liabilities, which consisted primarily of installment note obligations and trade accounts payable, totaling approximately $14.1 million. In connection with this acquisition, the Company issued to the seller an installment note in the amount of $4.0 million at an interest rate of 6% and paid cash of approximately $9.8 million utilizing existing cash and its line of credit.


12. QUARTERLY RESULTS OF OPERATIONS (Unaudited)

The tables below presents quarterly financial information for 1998 and 1997:


                                                                           1998

                                                                   THREE MONTHS ENDED

                                           MARCH 31          JUNE 30      SEPTEMBER 30      DECEMBER 31
                                          --------------------------------------------------------------
                                                       (thousands, except per share data)
  Operating revenues                        $35,440          $36,012          $34,131          $37,581
  Operating expenses                         31,371           31,088           30,122           33,523
                                            -------          -------          -------          -------
  Operating income                            4,069            4,924            4,009            4,058
  Other expenses - net                          829            1,027              981              992
  Income taxes                                1,296            1,481            1,175            1,206
                                            -------          -------          -------          -------
  Net income                                $ 1,944          $ 2,416          $ 1,853          $ 1,860
                                            -------          -------          -------          -------
  Net income per common share:
     Basic                                  $   .23          $   .29          $   .22          $   .22
                                            =======          =======          =======          =======
     Diluted                                $   .23          $   .29          $   .22          $   .22
                                            =======          =======          =======          =======
  Average common shares outstanding:
     Basic                                    8,286            8,300            8,313            8,325
                                            =======          =======          =======          =======
     Diluted                                  8,443            8,473            8,421            8,410
                                            =======          =======          =======          =======

                      P.A.M. Transportation Services, Inc.
             Notes to Consolidated Financial Statements (continued)


12. QUARTERLY RESULTS OF OPERATIONS (Unaudited) (continued)


                                                                           1997

                                                                   THREE MONTHS ENDED


                                             MARCH 31           JUNE 30         SEPTEMBER 30        DECEMBER 31
                                             --------------------------------------------------------------------
                                                             (thousands, except per share data)
  Operating revenues                          $32,630            $31,353            $30,776            $32,452
  Operating expenses                           29,620             27,089             27,581             29,306
                                              -------            -------            -------            -------
  Operating income                              3,010              4,264              3,195              3,146
  Other expenses - net                            869                888                801                864
  Income taxes                                    856              1,283                910                844
                                              -------            -------            -------            -------
  Net income                                  $ 1,285            $ 2,093            $ 1,484            $ 1,438
                                              =======            =======            =======            =======
  Net income per common share:
     Basic                                    $   .16            $   .26            $   .18            $   .17
                                              =======            =======            =======            =======
     Diluted                                  $   .16            $   .25            $   .18            $   .17
                                              =======            =======            =======            =======
  Average common shares outstanding:
     Basic                                      8,126              8,147              8,223              8,269
                                              =======            =======            =======            =======
     Diluted                                    8,250              8,281              8,363              8,439
                                              =======            =======            =======            =======


13. FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and cash equivalents - The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value.

Long-term debt - The fair values of the Company's long-term debt are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

Line of credit - The carrying amount for the line of credit approximates fair value.

The carrying amounts and fair values of the Company's financial instruments at December 31 are as follows (in thousands):

                                    1998                  1997
------------------------------------------------------------------------
                            CARRYING     FAIR     CARRYING       FAIR
                             AMOUNT      VALUE     AMOUNT       VALUE
------------------------------------------------------------------------
Cash and cash equivalents   $  5,963   $  5,963  $  6,401     $  6,401
LONG-TERM DEBT                58,178     58,567    38,548       38,759
LINE OF CREDIT                     -          -     5,222        5,222
========================================================================

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                P.A.M. TRANSPORTATION SERVICES, INC.



Date: March 22, 1999            By: /s/ Larry J. Goddard
      --------------                --------------------------
                                    Larry J. Goddard
                                    Vice President Finance and Chief Financial
                                    Officer